UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2020

WATERMARK LODGING TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

000-55461	46-5765413
(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Riverside Plaza, Chicago IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 — Other Events.

On March 25, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, the Securities and Exchange Commission issued Order Release No. 34-88465 (the "Order") granting exemptions to registrants subject to the reporting requirements of the Exchange Act Section 13(a) or 15(d) due to circumstances related to the coronavirus disease 2019 (COVID-19).

Due to the circumstances related to COVID-19, Watermark Lodging Trust, Inc. (the "Company" or "we") is relying on the Order with respect to the information required to be included in Part III of the Company's Form 10-K for the year ended December 31, 2019, which the Company intends to incorporate by reference to the Company's definitive proxy statement for its 2020 annual meeting of stockholders (the "Proxy Statement"). Absent the Order, the Proxy Statement, including such Part III information, is due on April 29, 2020. The Company is unable to file the Proxy Statement on a timely basis due to delays in the preparation and final review of the Proxy Statement by the relevant parties. The Company will file the Proxy Statement or an amendment on Form 10-K/A no later than 45 days after the original due date.

The following risk factors explain how the Company's business could be impacted by COVID-19:

The Current COVID-19 Pandemic

The full extent of the effects of the COVID-19 pandemic on the Company's business for the foreseeable future cannot be predicted with certainty. All of the Company's hotels are effectively closed and generating no revenues while government imposed lockdown orders remain in effect. The Company has incurred and will continue to incur significant costs related to the reductions in service at the hotels, including as a result of employee terminations or furlough arrangements.

A number of the Company’s hotels have entered into cash management arrangements with the lenders on the related mortgage loan agreements and we expect more to do so in the coming months, absent relief from lenders or government intervention. We have sought relief from some of our lenders to defer interest payments and waive the application of certain cash flow covenants. In addition, approximately $277 million of indebtedness is scheduled to mature after the date of this Form 8-K through December 31, 2020. This indebtedness is nonrecourse mortgage indebtedness and the Company has extension options with respect to a portion of such indebtedness. If the Company is unable to repay, refinance or extend any such indebtedness, the lenders may declare events of default and seek to foreclose on the underlying hotels. We may also seek to give properties back to the lenders. We have begun active efforts to raise capital through a variety of strategies, including, without limitation, sales of assets, potentially at discounted prices; incurrences of debt; joint venture arrangements; and/or issuances of equity securities in transactions which may be dilutive to our stockholders.

The Company's operations for the foreseeable future will continue to be significantly impacted by the pandemic. Even when our hotels are able to reopen, we expect demand for our hotels to recover slowly and over time until the spread of the virus, the fear of its spread and government-imposed quarantines and restrictions on travel and large gatherings subside. In addition, the Company expects to have to reconfigure the layout of its properties, add cleaning services and systems and take other steps to seek to address customer concerns, which will require the Company to incur expenditures which may be material.

These and other effects of the coronavirus are materially and adversely affecting our current business, results of operations, financial condition, cash flows, ability to meet financial covenants under financing arrangements and ability to pay dividends, and they are expected to continue to do so for the foreseeable future. The severity of the impact will depend on the duration of these conditions. These conditions could also magnify the adverse effects of the other risks described in the Company's joint proxy statement/prospectus filed with the Securities and Exchange Commissions on January 13, 2020, as supplemented from time to time, and in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 12, 2020.

The financial condition and results of operations of the Company will depend on access to cash flow from operations, additional debt capital and, possibly, additional equity capital, all of which are subject to the performance of our hotel portfolio as well as general market and economic conditions and other factors, many of which are beyond the Company's control. Any future equity issuances could be dilutive to shareholders.

The ability of the Company to execute its near and longer-term business strategy depends on access to an appropriate blend of cash flow from operations and investments, debt financing, including mortgage financing, lines of credit and other forms of secured and unsecured debt, and potentially equity financing, including common equity and preferred equity, and joint venture financing, the availability of which will be affected by the performance of our hotel portfolio as well as general market and economic conditions and other factors, many of which are beyond our control. The COVID-19 outbreak has resulted in severe volatility and disruption in the financial markets. There can be no guarantee that financing will be available in sufficient amounts, on favorable terms or at all, and any reduction in available financing may materially adversely affect the Company’s financial condition and results of operation. If the Company issues additional equity securities, instead of debt, to manage capital needs, the interests of existing shareholders could be diluted.

In light of the impact that the COVID-19 outbreak has had on the Company's business, the Company has suspended distributions and redemptions, subject to limited exceptions, and there is no assurance as to when the Company will commence paying distributions or accepting redemptions.

In light of the impact that the COVID-19 outbreak has had on the business and cash flows of the Company, and the uncertainty as to the ultimate severity and duration of the outbreak and its effects, the Company has announced it has suspended paying distributions on its common stock. The Company has also maintained the suspension of its redemption program in effect, subject to limited exceptions. The Company's board of directors will continue to evaluate the continuing and future effects of the COVID-19 outbreak on its financial condition, earnings, debt covenants and other possible needs for cash, and applicable law, in considering its ability to pay distributions and accept redemptions in the future. The Company's stockholders have no contractual or other legal right to distributions or redemptions that have not been authorized by the Company’s board of directors. There can be no assurance when or if distributions and redemptions will be authorized in the future, and if authorized, whether distributions or redemptions will be in amounts consistent with the Company's historical levels of distributions and redemptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Watermark Lodging Trust, Inc.

Date: April 29, 2020
	By:	/s/ Noah K. Carter
Noah K. Carter
Chief Accounting Officer